MathStar Announces Third Quarter 2007 Financial Results


HILLSBORO, Ore., Nov. 7, 2007 -- MathStar, Inc. (NASDAQ: MATH), a fabless semiconductor company specializing in high-performance programmable logic, today announced results for its third quarter of 2007, ended Sept. 30, 2007. Revenues in the third quarter were $63,000, compared with $28,000 in the same period last year. During the three months ending Sept. 30, 2007, the company completed and invoiced the first phase of a multiple element arrangement for $78,000. The amount was not recognized as revenue during the quarter as not all of the criteria for revenue recognition were met. The company will recognize the full value of the arrangement, totaling $156,000, upon completion of the remaining elements, which is expected to occur in the fourth quarter.

Net loss per share was $0.10 in the third quarter of 2007, compared with a loss of $0.39 per share in the same quarter a year ago.

"We are starting to see the revenue ramp on our Arrix(TM) FPOA products" said Doug Pihl, president and chief executive officer. "We believe that 2008 will be the year we prove to the programmable logic market that a new player has arrived," he said.

For the quarter ended Sept. 30, 2007, research and development expenses decreased $1.6 million or 38 percent to $2.7 million, from $4.3 million reported in the same quarter a year ago. The decrease was a result of reductions in engineering material of $1.3 million due to the tapeout of the Arrix chip last year, combined with lower outside development costs and lower administrative costs. The decrease was partially offset by the increase in employee related expenses.

Selling, general and administrative expenses decreased $0.4 million or 16 percent to $2.2 million, compared with $2.5 million in the same quarter a year ago. The decrease was a result of lower non-cash charges related to restricted stock issued in earlier periods offset by increased employee recurring charges.

The company will present a full business update during a conference call today, Wednesday, Nov. 7, at 1:30 p.m. PST. To listen to the call, please dial 303-262-2050 or 800-257-6607 (toll free). A replay of the call will be available on the company's website at http:// www.mathstar.com.

About MathStar, Inc.

MathStar is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar's Field Programmable Object Array (FPOA) can process arithmetic and logic operations at clock rates at 1 gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security and surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit www.mathstar.com.

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007 under the heading "Risk Factors." MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                 MathStar, Inc.
                            Condensed Balance Sheet
                                   (Unaudited)
                                 (in thousands)

                                                                  December 31,    September 30
                                                                      2006            2007
                                                                 -------------    -------------
Assets
Current assets
   Cash and cash equivalents                                     $      12,891    $      14,283
   Restricted cash                                                         103              106


   Investment Securities - short term                                   14,250
   Accounts receivable                                                      14              144
   Inventory                                                               610              702

   Prepaid expenses and other current assets                             1,231              796
                                                                 -------------    -------------
     Total current assets                                               14,849           30,281
Property and equipment, net                                                487              430
Investment Securities - long term                                           --            5,431
Other assets                                                               278              454
                                                                 -------------    -------------
     Total assets                                                $      15,614    $      36,596
                                                                 =============    =============

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable                                              $       1,791    $         410
   Deferred revenue                                                         --              162
   Accrued expenses                                                      1,206            1,216
                                                                 -------------    -------------
     Total liabilities                                                   2,997            1,788
                                                                 -------------    -------------
Commitments and contingencies
Stockholders' equity
   Preferred stock, $0.01 par value; 10,000 shares authorized;
     no shares issued and outstanding                                       --               --
   Common stock, $0.01 par value; 90,000 shares authorized;
     20,922 and 45,907 shares issued and outstanding at
     December 31, 2006 and September 30, 2007, respectively                209              459
   Additional paid-in capital                                          118,545          154,881
   Accumulated deficit                                                (106,137)        (120,532)
                                                                 -------------    -------------
     Total stockholders' equity                                         12,617           34,808
                                                                 -------------    -------------
     Total liabilities and stockholders' equity                  $      15,614    $      36,596
                                                                 =============    =============

                                 MathStar, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)
                   (in thousands except for per share amounts)

                                                         Three Months Ended      Nine Months Ended
                                                            September 30,          September 30,
                                                        --------------------    --------------------
                                                          2006        2007        2006        2007
                                                        --------    --------    --------    --------

Revenue                                                 $     28    $     63    $     46    $    275
Cost of goods sold                                            21          58          27         181
                                                        --------    --------    --------    --------
     Gross margin                                              7           5          19          94
                                                        --------    --------    --------    --------
Operating expenses:
   Research and development                                4,267       2,655      10,293       8,387
   Selling, general and administrative                     2,581       2,164       7,132       6,733
                                                        --------    --------    --------    --------
                                                           6,848       4,819      17,425      15,120
                                                        --------    --------    --------    --------
     Operating loss                                       (6,841)     (4,814)    (17,406)    (15,026)
Interest income                                              112         426         462         652
Other income /(loss), net                                     --          (5)         --         (21)
                                                        --------    --------    --------    --------
     Net loss                                           $ (6,729)   $ (4,393)   $(16,944)   $(14,395)
                                                        ========    ========    ========    ========

Basic and diluted net loss per share                    $  (0.39)   $  (0.10)   $  (0.99)   $  (0.47)
                                                        ========    ========    ========    ========
Weighted average basic and diluted shares outstanding     17,259      45,907      17,112      30,405
                                                        ========    ========    ========    ========